AMENDMENT NO. 1 TO THE PLEDGE AGREEMENT

This Amendment No. 1, dated June 28, 2019 (this “Amendment”), to that certain PLEDGE AGREEMENT, dated April 19, 2016 (the “Original Agreement” and, as amended by this Amendment, the “Agreement"), is entered into by and between TRANSATLANTIC PETROLEUM LTD., an exempted company incorporated with limited liability under the laws of Bermuda (“Secured Party”), and DALEA PARTNERS, LP, an Oklahoma limited partnership (“Pledgor”).

WHEREAS, reference is made to that certain Amended and Restated Promissory Note, dated April 19, 2016, as amended by that certain Amendment No. 1 to the Amended and Restated Promissory Note, dated February 28, 2019, in each case, by and between Pledgor, as payor, and Secured Party, as payee (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced from time to time, the “Amended Note”);

WHEREAS, Pledgor is controlled by N. Malone Mitchell 3rd (“Guarantor”), and the obligations of Pledgor under the Amended Note are guaranteed by Guarantor, pursuant to the Reaffirmation of Guaranty, dated February 28, 2019 (the “Guaranty”);

WHEREAS, Pledgor is the record and beneficial owner of 41,000 shares (the “Collateral Shares”) of Secured Party’s 12.0% Series A Convertible Redeemable Preferred Shares, par value $0.01 per share and liquidation preference of $50 per share (the “Series A Preferred Shares”), that Pledgor received in exchange for $2,050,000 principal amount of those certain 13% Convertible Notes Due 2017 issued by Secured Party pursuant to the Indenture, dated as of February 20, 2015, by and between Secured Party, as Issuer, and U.S. Bank National Association, as Trustee;

WHEREAS, pursuant to Section 2.2(b)(2) of the Agreement, the Collateral Shares are considered as part of the Collateral for all purposes of the Agreement; and

WHEREAS, Secured Party and Pledgor desire to enter into this Amendment in order to alleviate the administrative burden when dividends on the Collateral Shares are paid in common shares, par value $0.10 per share, of Secured Party (“Common Shares”) as permitted by the Certificate of Designations of the Series A Preferred Shares (the “Certificate of Designations”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Secured Party and Pledgor, intending to be legally bound, do hereby agree as follows:

1.	Capitalized terms used in this Amendment that are not defined herein have the meanings assigned to such terms in the Original Agreement.
2.	All references in the Original Agreement to (A) the “Agreement” shall mean the Agreement; (B) the “Amended Note” shall mean the Amended Note; and (C) the “Guaranty” shall mean the Guaranty.
3.	Paragraph 2.2(c) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(c)Any amount paid as interest on the Collateral and any other distributions made on the Collateral:

Pledge Agreement – Page 1

(1)if paid in cash, shall be immediately paid to Secured Party (A) and applied by Secured Party as a prepayment by Pledgor of the outstanding principal balance of the Amended Note; and (B) after payment in full of the outstanding principal balance of the Amended Note, any remaining amount shall be applied as payment by Pledgor of any interest on the Amended Note that is then accrued and unpaid; and

(2)if paid other than in cash, including dividends on Collateral consisting of securities of Secured Party, shall be paid to Pledgor pursuant to the terms of the Certificate of Designations, and, within five (5) Business Days of such payment, Pledgor shall make a cash payment of $61,500.00 to Secured Party, which shall be (A) applied by Secured Party as a prepayment by Pledgor of the outstanding principal balance of the Amended Note; and (B) after payment in full of the outstanding principal balance of the Amended Note, any remaining amount shall be applied as payment by Pledgor of any interest on the Amended Note that is then accrued and unpaid.”

4.	Paragraph 2.2(d) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(d)Any interest, principal, and other distribution paid or made on or in respect of the Collateral, if paid in cash, and any and all cash and other property received in exchange therefor and/or redemption of any Collateral, delivered to Pledgor shall be held in trust for the benefit of Secured Party and forthwith shall be delivered to Secured Party to be held and applied in accordance with the Agreement.”

5.Except as expressly modified or amended by this Amendment, all of the terms and conditions of the Original Agreement remain in full force and effect.

6.This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.

7.This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.This Amendment and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws hereof.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

Pledge Agreement – Page 2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first written above.

PLEDGOR:

DALEA PARTNERS, LP

By:	Dalea Management, LLC
Its:	General Partner

By:	/s/ N. Malone Mitchell 3rd
Name:	N. Malone Mitchell 3rd
Title:	Manager

Address:	16803 Dallas Parkway
Addison, TX 75001

Pledge Agreement – Page 3	Signature Page

SECURED PARTY:

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Tabitha T. Bailey
Name:	Tabitha T. Bailey
Title:	Vice President, General Counsel, & Corporate Secretary
Address:	16803 Dallas Parkway
Addison, TX 75001

Pledge Agreement – Page 4	Signature Page

The foregoing Amendment No. 1 to Pledge Agreement is hereby acknowledged and accepted as of the date first above written.

GUARANTOR

/s/ N. Malone Mitchell 3rd
N. Malone Mitchell, 3rd

Address:	16803 Dallas Parkway
Addison, TX 75001

Pledge Agreement – Page 5	Signature Page